         As filed with the Securities and Exchange Commission on August 31, 2000
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             CHOLESTECH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                                 94-3065493
      (STATE OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                           3347 INVESTMENT BOULEVARD
                           HAYWARD, CALIFORNIA 94545
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      ------------------------------------

                          2000 STOCK INCENTIVE PROGRAM
                       1992 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLANS)

                      ------------------------------------

                                ANDREA J. TILLER
                         VICE PRESIDENT OF FINANCE AND
                            CHIEF FINANCIAL OFFICER
                             CHOLESTECH CORPORATION
                           3347 INVESTMENT BOULEVARD
                           HAYWARD, CALIFORNIA 94545
                                 (510) 732-7200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------

                                    Copy to:
                             CHRIS F. FENNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            PROPOSED           PROPOSED
                                                             MAXIMUM           MAXIMUM
       TITLE OF EACH CLASS               AMOUNT             OFFERING          AGGREGATE         AMOUNT OF
        OF SECURITIES TO                  TO BE               PRICE            OFFERING       REGISTRATION
          BE REGISTERED                REGISTERED           PER SHARE           PRICE              FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, no par value(1)            790,000            $7.06(2)          $5,577,400       $1,472.44
=============================================================================================================

        (1) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.


        (2) Calculated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on August 30, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            Cholestech Corporation (the "Company" or "Registrant") hereby incorporates by reference in this registration statement the following documents:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed pursuant to Section 13(a) of the Exchange Act.

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Securities and Exchange Commission (the "Commission") on May 4, 1992 pursuant to Section 12(b) of the 1934 Act and any amendments or reports filed with the Commission for the purpose of updating such description.

            (d) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A as filed with the Commission on January 27, 1997 pursuant to Section 12(b) of the Exchange Act.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

            Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

            See Index to Exhibits.

ITEM 9. UNDERTAKINGS.

            (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Request for acceleration of effective date or filing of registration statement on Form S-8.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on August 31, 2000.


                                   CHOLESTECH CORPORATION


                                   By: /s/ WARREN E. PINCKERT II
                                       -------------------------------------
                                       Warren E. Pinckert II
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Warren E. Pinckert II and Andrea J. Tiller, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                                 TITLE                            DATE
           ---------                                 -----                            ----

/s/ WARREN E. PINCKERT II            President, Chief Executive Officer and      August 31, 2000
------------------------------       Director (Principal Executive Officer)
Warren E. Pinckert II

/s/ ANDREA J. TILLER                 Vice President of Finance and Chief         August 31, 2000
------------------------------       Financial Officer (Principal Financial
Andrea J. Tiller                     and Accounting Officer)

/s/ MOLLY J. COYE, M.D.              Director                                    August 31, 2000
------------------------------
Molly J. Coye, M.D.

/s/ JOHN L. CASTELLO                 Director                                    August 31, 2000
------------------------------
John L. Castello

/s/ JOHN H. LANDON                   Director                                    August 31, 2000
------------------------------
John H. Landon

/s/ DR. HARVEY S. SADOW              Chairman of the Board                       August 31, 2000
------------------------------
Dr. Harvey S. Sadow

/s/ LARRY Y. WILSON                  Director                                    August 31, 2000
------------------------------
Larry Y. Wilson

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       -----------------------------------
                                    EXHIBITS
                       -----------------------------------

                       Registration Statement on Form S-8

                             Cholestech Corporation

                                August 31, 2000

                                INDEX TO EXHIBITS

      Exhibit
      Number                                      Exhibit
      -------                                     -------
        4.1          1992 Employee Stock Purchase Plan, as amended, and form
                     of agreement thereunder

        4.2          2000 Stock Incentive Program

        5.1 Opinion of counsel as to legality of securities being registered

        23.1         Consent of Independent Accountants

        23.2         Consent of Counsel (included in Exhibit 5.1)

        24.1         Power of Attorney (see page II-5)